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                                                                       EXHIBIT 5

                         OPINION OF SHEARMAN & STERLING

(212) 848-7325

                                      July 25, 2000

Viacom Inc.

1515 Broadway

New York, New York 10036

Viacom International Inc.

1515 Broadway

New York, New York 10036

Ladies and Gentlemen:

    We are acting as counsel for Viacom Inc., a Delaware corporation ("Viacom"), and Viacom International Inc., a Delaware corporation ("Viacom International"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-3 pursuant to Rule 462(b) (as the same may be amended or supplemented from time to time, the "Registration Statement"), including the Prospectus included therein at the time the Registration Statement is declared effective (the "Prospectus"), with respect to the following securities (collectively, the "Securities"): (i) $200,000,000 of debt securities of Viacom ("Debt Securities") and (ii) guarantees by Viacom International of the Debt Securities (the "Guarantees"). The aggregate gross proceeds from the offer, sale and distribution of the Securities under the Registration Statement will not exceed $200,000,000.

    In so acting, we have examined the Registration Statement, the indenture dated as of May 15, 1995 among the Company, the Guarantor and Citibank, N.A., as successor to State Street Bank and Trust Company and The First National Bank of Boston, as trustee, as supplemented by the First Supplemental Indenture thereto dated as of May 24, 1995, the Second Supplemental Indenture and Amendment
No. 1, dated as of December 15, 1995, the Third Supplemental Indenture, dated as of July 22, 1996 and the Fourth Supplemental Indenture to be dated as of August 1, 2000 (as so supplemented and amended, the "Indenture") and Viacom's Restated Certificate of Incorporation, as amended. We have also examined and relied as to factual matters upon the representations, warranties and other statements contained in originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

    Our opinions expressed below are limited to the law of the State of New York, the General Corporation Law of Delaware and the federal law of the United States, and we do not express any opinion herein concerning any other law.

    Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that when (a) the Indenture has been duly authorized, executed and delivered by the parties thereto, (b) the Debt Securities and the Guarantees have been duly authorized, executed and issued in accordance with the provisions of the Indenture (including the provisions of the Indenture regarding establishment of the form of the Debt Securities and Guarantees), (c) the Debt Securities have been authenticated by the trustee under the Indenture and (d) the Debt Securities with Guarantees have been delivered for due consideration in the manner and on the terms described in the
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Prospectus, as supplemented by the prospectus supplement relating to the
Securities, the Debt Securities and the Guarantees will have been validly issued and will constitute the valid and binding obligations of Viacom and Viacom International, respectively, enforceable against Viacom and Viacom International in accordance with their respective terms, entitled to the benefits of the Indenture, subject to (i) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" contained in the prospectus included therein.

                                          Very truly yours,

                                          /s/ SHEARMAN & STERLING

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